Exhibit 23 (a)



               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 11, 1995 appearing on page 41 of J.P. Morgan & Co. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE/s/

New York, New York
March 13, 1996